Exhibit 99.1

Coherus BioSciences Files Four Petitions for Inter Partes Review

Against AbbVie’s HUMIRA® Formulation Patent 9,085,619

REDWOOD CITY, Calif., January 31, 2017 — Coherus BioSciences, Inc. (Nasdaq: CHRS), today announced that it has filed four petitions for Inter Partes Review (“IPR”) in the United States Patent and Trademark Office seeking invalidation of AbbVie’s U.S. Patent 9,085,619 (“ ‘619 patent”). The ‘619 patent is generally directed to formulations of adalimumab that do not contain a buffer.

“The ability of proteins to self-buffer has been known for decades. We believe these IPRs present strong legal rationales as to why the ‘619 patent should never have issued, and these independent legal arguments provide multiple challenges to the ‘619 patent for the Patent Office to consider,” said Denny Lanfear, President and Chief Executive Officer of Coherus, noting further “these IPRs are part of our multifaceted formulation development and legal strategy for CHS-1420, our Humira biosimilar candidate, which envisions various paths for advancing an adalimumab formulation to market. We identified formulation IP early on as a key area of focus, and legal activity including earning patents and disputing patents in this area will likely continue. We remain committed to launching CHS-1420 once approved.”

About Coherus BioSciences, Inc.

Coherus is a leading pure-play, global biosimilar company that develops and commercializes high-quality therapeutics for major regulated markets. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Composed of a team of proven industry veterans with world-class expertise in process science, analytical characterization, protein production and clinical-regulatory development, Coherus is positioned as a leader in the global biosimilar marketplace. Coherus is advancing three late-stage clinical products towards commercialization, CHS-1701 (pegfilgrastim biosimilar), CHS-0214 (etanercept biosimilar) and CHS-1420 (adalimumab biosimilar), as well as developing a robust pipeline of future products in four therapeutic areas, oncology, immunology (anti-TNF), ophthalmology and multiple sclerosis. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Coherus’ plans, potential opportunities including market opportunities, expectations, goals, objectives, strategies, product pipeline, product development, and the potential benefits of its products under development are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including Coherus’ ability to invalidate the ‘619 patent as a result of its IPR petitions, to advance its formulation and legal strategy, and to commercialize CHS-1420. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, the timing of our regulatory filings and other matters that could affect the availability or commercial potential of our biosimilar drug candidates, as well as possible patent litigation. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the Securities and Exchange Commission and its future periodic reports to be filed with the Securities and Exchange Commission.

HUMIRA® is a registered trademark of AbbVie Biotechnology Ltd.

Contact:

Patrick O’Brien

Senior Vice President, Investor Relations

Coherus BioSciences, Inc.

pobrien@coherus.com

+1 (650) 649-3527